Call Special Meeting



                      Securities and Exchange Commission
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(A)
                    of the Securities Exchange Act of 1934

                          Filed by the Registrant [ ]
                Filed by a Party other than the Registrant [X]

                          Check the appropriate box:
                        [X] Preliminary Proxy Statement
                        [ ] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
                              Section 240.14a-12

                               Acme-Cleveland Corporation
               (Name of Registrant as Specified in its Charter)

                              Danaher Corporation
                          WEC Acquisition Corporation
                  (Name of Person(s) Filing Proxy Statement)

                             --------------------

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]      Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         Common Shares, par value $1 per share ("Common Shares"), and Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares")

         (2) Aggregate number of securities to which transaction applies:
         6,737,786 Shares, consisting of 6,411,578 Common Shares, 161,374 Preferred Shares and 469,834 Shares issuable upon conversion of







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         Options (less 305,000 Shares owned by Parent or any of its affiliates).

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): As provided by Rule 0-11(c), the filing fee is based upon 1/50th of 1% of $27, the amount to be paid per Share, multiplied by 6,737,786 Shares.

         (4) Proposed maximum aggregate value of transaction:
         $181,920,222


         (5) Total fee paid: $36,384.04

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: $36,384.04

         (2) Form, Schedule or Registration Statement No.: Schedule
         14D-1

         (3) Filing Party:  WEC Acquisition Corporation and Danaher
         Corporation

         (4) Date Filed:  March 8, 1996










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                             Preliminary Materials
                     ------------------------------------
These materials were originally filed on March 8, 1996 and are being refiled to change the EDGAR header information.
                     ------------------------------------
          The information included herein is as it is expected to be when the definitive proxy statement is mailed
                 to shareholders of Acme-Cleveland Corporation.
                This proxy statement will be revised to reflect
                     actual facts at the time of filing of
                        the definitive proxy statement.
                           ------------------------
                            Solicitation Statement
                                      of
                              Danaher Corporation
                                      and
                          WEC Acquisition Corporation
                                   to call a
                        Special Meeting of Shareholders
                                      of
                           Acme-Cleveland Corporation


         This Solicitation Statement and the accompanying GOLD Appointment of Designated Agents ("Agent Designations") are being furnished to holders of outstanding Common Shares, par value $1 per share, and Series A Convertible Preferred Shares, without par value (collectively, the "Shares"), of Acme-Cleveland Corporation, an Ohio corporation, (the "Company"), in connection with the solicitation of Agent Designations from holders of the Shares. The Agent Designations are being solicited by Danaher Corporation ("Parent"), a Delaware corporation, and WEC Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Parent, to provide for the calling of a special meeting of shareholders of the Company (the "Special Meeting") for the purpose of considering and voting on the proposals described below under the heading "Special Meeting Proposals" (the "Special Meeting Proposals"). The principal executive offices of the Company are located at 30100 Chagrin Boulevard, Suite 100, Pepper Pike, Ohio 44124-5705.


         This Solicitation Statement and accompanying GOLD Agent Designation are first being furnished to Company shareholders on or about March __, 1996. Agent Designations must be delivered to Parent on or before April 3, 1996, unless such date is extended by Parent and the Purchaser, in their sole discretion.

         THE AGENT DESIGNATIONS WILL NOT CONFER ANY RIGHTS TO VOTE ON MATTERS BROUGHT BEFORE THE SPECIAL MEETING AND NO PROXIES FOR SUCH VOTES ARE BEING SOLICITED WITH THIS SOLICITATION STATEMENT. IF THE SPECIAL MEETING IS CALLED, PARENT AND THE PURCHASER WILL SEND COMPANY SHAREHOLDERS ADDITIONAL PROXY MATERIALS SOLICITING PROXIES TO VOTE ON THE SPECIAL MEETING PROPOSALS.

   On March 7, 1996, the Purchaser commenced a tender offer to purchase (the "Offer") all of the outstanding Shares for $27 net per Share in cash upon the terms and subject to the conditions set forth in an Offer to Purchase dated March 7, 1996, as the same may be amended from time to time (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal").

   Pursuant to this Solicitation Statement, Parent and the Purchaser are soliciting Agent Designations from holders of outstanding Shares to call the Special Meeting. By executing an Agent Designation, a shareholder will designate specified persons as agents (each a "Designated Agent") of the Company shareholders with authority to take all actions, other than voting the Shares at the Special Meeting, permitted to be taken by such shareholders under the Ohio Revised Code (the "ORC") in order to call and convene the Special Meeting. The Special Meeting would be called to consider and vote upon the Special Meeting Proposals, which include, among other things, (i) the removal of all incumbent directors of the Company, (ii) the amendment of the Company's Regulations to reduce the Board of Directors from ten members to three members, (iii) the election of Parent nominees as directors to replace the Company directors so removed and (iv) if the acquisition of the Company by the Purchaser has not yet been authorized by the Company shareholders pursuant to Section 1701.831 of the ORC (the "Ohio Control Shares Acquisition Law") as described herein or the Purchaser is not otherwise satisfied, in its sole discretion, that the Ohio Control Share Acquisition Law is invalid or inapplicable to the acquisition of Shares pursuant to the Offer, the amendment of the Regulations of the Company to provide that the Ohio Control Share Acquisition Law does not apply to "control share acquisitions" of Shares.

         IF YOU BELIEVE THAT YOU SHOULD HAVE THE OPPORTUNITY TO DECIDE THE FUTURE OF YOUR COMPANY AND THAT YOU SHOULD HAVE THE CHANCE TO RECEIVE $27 NET PER SHARE IN CASH FOR ALL OF YOUR SHARES, PARENT AND THE PURCHASER URGE YOU TO SIGN AND RETURN YOUR GOLD AGENT DESIGNATION.

         YOUR AGENT DESIGNATION IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING GOLD AGENT DESIGNATION TODAY.

         NEITHER THE CALL OF THE SPECIAL MEETING NOR SHAREHOLDER APPROVAL OF THE SPECIAL MEETING PROPOSALS WILL REQUIRE YOU TO TENDER YOUR SHARES TO THE PURCHASER, BUT THE PURCHASER MAY REQUIRE THAT THE SPECIAL MEETING PROPOSALS BE APPROVED AT THE SPECIAL MEETING BEFORE IT WILL ACCEPT FOR PAYMENT SHARES TENDERED PURSUANT TO THE OFFER. TENDERING SHARES PURSUANT TO THE OFFER WILL NOT CONSTITUTE A VOTE IN FAVOR OF THE SPECIAL MEETING PROPOSALS. INSTEAD, YOU MUST AUTHORIZE THE CALL OF THE SPECIAL MEETING BY USING THE ENCLOSED GOLD AGENT DESIGNATION AND MUST ALSO VOTE IN FAVOR OF THE SPECIAL MEETING PROPOSALS VOTED UPON AT THE SPECIAL MEETING. THE FAILURE TO EXECUTE AND RETURN THE GOLD

AGENT DESIGNATION WILL HAVE THE SAME EFFECT AS OPPOSING THE CALL OF THE SPECIAL MEETING AND MAY RESULT IN WITHDRAWAL OF THE OFFER.

   On March 7, 1996, the Purchaser commenced the Offer for all outstanding Shares for $27 net per Share in cash. The purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. Parent intends, following the completion of the Offer, to effect a merger or similar business combination between the Company and the Purchaser at the same price per Share to be paid in the Offer (the "Proposed Merger"), subject to the terms and conditions described in the Offer to Purchase. The Offer is subject to certain terms and conditions described below and in the Offer to Purchase. See "Terms and Conditions of the Offer" below.

         Parent intends to seek to negotiate with the Company with respect to the acquisition of the Company. If such negotiations result in a definitive merger agreement between the Company and Parent, certain material terms of the Offer may change and Parent would not proceed with any solicitation with regard to the Special Meeting. Accordingly, such negotiations could result in, among other things, termination of the Offer and submission of a different acquisition proposal to the Company's shareholders for their approval.

         The Schedule 14D-1, which includes the Offer to Purchase and was filed by the Purchaser with the Securities and Exchange Commission (the "Commission") on March 7, 1996, and all amendments thereto may be obtained from the Commission, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. Such material is also available for inspection and copying at the principal office of the Commission at the address set forth immediately above, at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material should also be available on-line through EDGAR.

         On March 7, 1996, Parent and the Purchaser delivered to the Company an "acquiring person statement" pursuant to the Ohio Control Share Acquisition
Law in connection with the Purchaser's proposed acquisition of the Company
(the "Proposed Acquisition") through the Offer and the Proposed Merger. Within ten days of the receipt of such acquiring person statement, the Ohio
Control Share Acquisition Law requires that the Board of Directors of the Company call a special meeting of shareholders of the Company for the purpose of voting on the Proposed Acquisition (the "Ohio Control Share Acquisition Meeting"). On March __, 1996, the Company issued a press release announcing that its Board of Directors had called the Ohio Control Share Acquisition Meeting to be held on April __, 1996. The solicitation of Agent Designations pursuant to this Solicitation Statement does not relate to the Ohio Control Share Acquisition Meeting. Parent and the Purchaser are soliciting proxies under a separate proxy statement to authorize the Proposed Acquisition pursuant to the Ohio Control Share Acquisition Law (the "Ohio Control Share Acquisition Approval").

   IF YOU DESIRE TO ACCEPT THE OFFER OF $27 NET PER SHARE IN CASH
AND TO MAXIMIZE THE OPPORTUNITY FOR THE OFFER TO BE CONSUMMATED

EVEN IF THE OHIO CONTROL SHARE ACQUISITION APPROVAL HAS NOT YET BEEN OBTAINED, PARENT AND THE PURCHASER URGE YOU TO COMPLETE, SIGN AND RETURN THE GOLD AGENT DESIGNATION BY APRIL 3, 1996, UNLESS SUCH DATE IS EXTENDED BY PARENT AND THE PURCHASER, IN THEIR SOLE DISCRETION.


            EFFECT OF EXECUTION AND DELIVERY OF AGENT DESIGNATIONS

         Under the ORC and the Regulations of the Company, a special meeting of the Company shareholders may be called by the holders of at least 25% of the Shares (the "Requisite Holders"). According to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as of January 25, 1996, there were 6,411,578 Common Shares and 161,374 Preferred Shares outstanding. The ORC provides that, upon the written request of Requisite Holders delivered either in person or by registered mail to the President or the Secretary of the Company (the "Request"), such officer shall forthwith cause notice of the Special Meeting to be given to the Company shareholders entitled thereto. Under the ORC, the Special Meeting must be held on a date not less than seven nor more than 60 days after such officer's receipt of the Request, as fixed by such officer. Following receipt of Agent Designations from Requisite Holders, the Designated Agents will call the Special Meeting and thereupon make appropriate delivery, to the President or the Secretary of the Company, of the Request duly requesting such officer forthwith to cause appropriate notice of the Special Meeting to be given to the Company's shareholders entitled thereto. If notice of the Special Meeting is not so given within 15 days after the delivery or mailing of the Request, the Designated Agents will fix the time of the Special Meeting and cause notice thereof to be given to the Company's shareholders as provided in the ORC.

         In the Request, the Designated Agents will also request that the Board of Directors of the Company's take action, within such time as is specified in the Request, to fix a record date for the determination of the Company's shareholders who are entitled to receive notice of or to vote at the Special Meeting (the "Special Meeting Record Date"). If the Board of Directors of the Company fails or refuses, within such specified time, to fix the Special Meeting Record Date, then the Designated Agents will fix the Special Meeting Record Date in compliance with the ORC.

         Under the ORC and subject to its provisions, Requisite Holders are entitled to deliver the Request and to take all other actions described herein and in the ORC in connection with calling the Special Meeting, any adjournment thereof, fixing the time thereof, causing notice thereof to be given to the Company's shareholders, and causing the Special Meeting Record Date to be fixed. The Agent Designations grant to the Designated Agents the full rights and authority of Requisite Holders to take these actions in connection with the Special Meeting, but THE AGENT
DESIGNATIONS WILL NOT GIVE THE DESIGNATED AGENTS THE RIGHT TO
VOTE ANY SHARES AT THE SPECIAL MEETING.

         You may revoke your Agent Designation at any time by executing and delivering a written revocation to Acme-Cleveland Corporation, 30100 Chagrin Boulevard, Suite 100, Pepper Pike, Ohio 44124-5705 (please send a copy of any revocation sent to the Company to Danaher Corporation, c/o ____________________ _________________________________). A revocation may be in any written form, provided that it clearly states that your Agent Designation is no longer effective. An Agent Designation may also be revoked by notice given to the Company in an open meeting of the Company's shareholders. Any revocation of an Agent Designation will not effect any action taken by the Designated Agents pursuant to the Agent Designation prior to such revocation.

   THE PURPOSE OF THE SPECIAL MEETING IS TO PROVIDE SHAREHOLDERS OF THE COMPANY THE OPPORTUNITY TO CONSIDER AND VOTE ON THE SPECIAL MEETING PROPOSALS.

         BY AUTHORIZING THE CALL OF THE SPECIAL MEETING, YOU WILL ALLOW THE COMPANY'S SHAREHOLDERS TO PROTECT THEIR INTERESTS IN THE COMPANY BY EXPRESSING THEIR VIEWS ON THE OFFER AND THE PROPOSED MERGER DIRECTLY TO THE COMPANY'S BOARD OF DIRECTORS.

   BY EXECUTING AND RETURNING THE GOLD AGENT DESIGNATION TO PARENT, YOU ARE NOT COMMITTING TO CAST ANY VOTE IN FAVOR OF OR AGAINST, NOR ARE YOU GRANTING ANY PROXY TO VOTE ON, ANY MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING. EXECUTION AND DELIVERY OF AN AGENT DESIGNATION WILL NOT OBLIGATE YOU IN ANY WAY TO SELL YOUR SHARES PURSUANT TO THE OFFER. A VALIDLY EXECUTED AND UNREVOKED AGENT DESIGNATION AUTHORIZES THE DESIGNATED AGENTS (I) TO CALL THE SPECIAL MEETING, (II) TO CAUSE THE DATE THEREOF TO BE FIXED AND NOTICE THEREOF, OR OF ANY ADJOURNMENT THEREOF, TO BE GIVEN, (III) TO CAUSE THE SPECIAL MEETING RECORD DATE, OR A RECORD DATE FOR ANY ADJOURNMENT OF THE SPECIAL MEETING, TO BE FIXED AND (IV) TO EXECUTE ALL RIGHTS OF REQUISITE HOLDERS INCIDENTAL TO CALLING AND CONVENING THE SPECIAL MEETING. TO VOTE ON THE MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING YOU MUST VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING. TO ACCEPT THE OFFER YOU MUST FOLLOW THE PROCEDURES SET FORTH IN THE OFFER TO PURCHASE.


         Under Ohio law, Parent and the Purchaser may not set a record date for the call of the Special Meeting. Accordingly, Parent and the Purchaser are soliciting Agent Designations pursuant to this Solicitation Statement without a record date, and the Designated Agents will call the Special Meeting pursuant to Agent Designations executed by persons who remain shareholders of record on the date of such call.

         The tender of Shares pursuant to the Offer does not constitute the grant to Parent or the Purchaser of any rights to execute Agent Designations with respect to the tendered Shares until such time as such Shares are accepted for payment by the Purchaser. Accordingly, it is important that you execute an Agent Designation even if you tender Shares pursuant to the Offer.

         If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute an Agent Designation for such Shares and will do so only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD Agent Designation.

         If the Purchaser should terminate, or materially amend the terms of, the Offer prior to the delivery of the Request to the Company's officer, Parent or the Purchaser will disseminate such information regarding such changes to the Company's shareholders and, in appropriate circumstances, will provide the Company's shareholders with a reasonable opportunity to revoke their Agent Designations prior to the date when the Request is delivered to the Company's officer.

                           SPECIAL MEETING PROPOSALS

Removal of Current Directors and Election of New Directors

         At the Special Meeting, Parent intends to propose that all incumbent directors of the Company be removed from office and that the size of the Board of Directors be reduced from ten to three members. The persons appointed by the proxy to be solicited by Parent and the Purchaser for the Special Meeting would vote the Shares represented by such proxies in favor of the proposal to remove all of the directors of the Company and, as described below, to amend the regulations of the Company to reduce the size of the Board of Directors from ten to three members.

         Removal of all incumbent directors requires the affirmative vote of a majority of the total number of outstanding shares.

         Parent also intends to propose that its three nominees (the "Parent Nominees") be elected as directors of the Company to fill all of the vacancies created by the removal of the incumbent directors and the reduction of the size of the Board, each to hold office until a successor has been elected and qualified or until death, resignation or removal.

         The laws of the State of Ohio, under which the Company is organized, provide for cumulative voting for the election of directors if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, provided that announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary of the Company or by or on behalf of such shareholder. Each shareholder shall then have the right to vote his or her Shares cumulatively at the election; that is, each shareholder shall be entitled to as many votes as shall equal the number of Shares held by such shareholder on the Special Meeting Record Date multiplied by the number of directors to be elected. A shareholder may cast all such cumulative votes for a single nominee or may allocate them among as many nominees as that shareholder sees fit.

Amendments of the Regulations of the Company

         1. Parent proposes to amend Article II, Section 1 of the Company's Regulations by replacing Section 1 in its entirety with the following language:

         "Section 1. Number; Term of Office; Election. The Board of Directors shall consist of three members. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify."

         2. If the Ohio Control Share Acquisition Approval has not been obtained or the Purchaser has not otherwise been satisfied, in its sole discretion, that the Ohio Control Share Acquisition Law is invalid or inapplicable to the acquisition of Shares pursuant to the Offer by the date of the Special Meeting, Parent proposes to amend the Regulations of the Company by adding the following Article X to the Company's Regulations:

                                  "ARTICLE X
               CONTROL SHARE ACQUISITION STATUTE NOT APPLICABLE

         Section 1701.831 of the Ohio Revised Code does not apply to "control share acquisitions" (as such term is defined in division (Z)(1) of Section 1701.01 of the Ohio Revised Code) of shares of the corporation."

         The Regulations of the Company require the affirmative vote of a majority of the total number of outstanding Shares to approve these amendments to the Regulations.

         THE PARENT NOMINEES WILL, SUBJECT TO THEIR FIDUCIARY DUTIES, SEEK TO GIVE ALL SHAREHOLDERS THE OPPORTUNITY TO ACCEPT THE OFFER. ACCORDINGLY, THE EXECUTION OF AN AGENT DESIGNATION WILL ALLOW SHAREHOLDERS TO CONSIDER AND VOTE FOR THE PARENT NOMINEES AND WILL ENHANCE YOUR CHANCES OF BEING ABLE TO TAKE ADVANTAGE OF THE OFFER.


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Adjournment of Meeting and other Matters

         Parent and the Purchaser also anticipate requesting, in the proxy solicitation relating to the Special Meeting, authority to initiate and vote for a proposal to adjourn the Special Meeting to allow the solicitation of additional votes, if necessary, to approve the Special Meeting Proposals. Neither Parent nor the Purchaser currently anticipates additional Special Meeting Proposals on any substantive matters. However, Parent and the Purchaser may elect to cause additional Special Meeting Proposals to be identified in the notice of, and in the proxy materials for, the Special Meeting.

   IF PARENT AND THE PURCHASER DO NOT OBTAIN SUFFICIENT AGENT DESIGNATIONS TO CALL THE SPECIAL MEETING AND IF THE SPECIAL MEETING PROPOSALS ARE NOT APPROVED BY THE COMPANY'S SHAREHOLDERS, IT IS LESS LIKELY THAT CERTAIN CONDITIONS TO THE OFFER WILL BE SATISFIED AND THAT SHARES WILL BE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER. IN SUCH EVENT, PARENT AND THE PURCHASER MAY EITHER (I) TERMINATE THE OFFER OR (II) CONTINUE TO PURSUE THE OFFER AND THE SATISFACTION OF THE CONDITIONS TO THE OFFER THROUGH LITIGATION AND OTHER MEANS. SEE "TERMS AND CONDITIONS OF THE OFFER" BELOW.


                      BACKGROUND OF PROPOSED ACQUISITION

         On the morning of March 7, 1996, Mr. George M. Sherman, President and Chief Executive Officer of Parent, telephoned Mr. David L. Swift, Chairman and Chief Executive Officer of the Company, to discuss Parent's interest in acquiring the Company, to offer to meet with Mr. Swift to negotiate the acquisition and to inform him that Parent was commencing the Offer. Mr. Sherman also said that he would promptly send Mr. Swift a letter concerning the Offer.

        Later that morning, Mr. Sherman sent the following letter to Mr. Swift:


March 7, 1996


Mr. David L. Swift
Chairman and Chief Executive Officer
Acme-Cleveland Corporation
30100 Chagrin Boulevard, Suite 100
Pepper Pike, Ohio 44124-5705

Dear Mr. Swift:

         Danaher Corporation is today commencing a cash tender offer to purchase all outstanding common and preferred shares of Acme-Cleveland Corporation at a price of $27 per share, a premium of 35% over yesterday's closing price of $20. It is our intention to acquire any shares not purchased in the tender offer in a subsequent merger for the same cash consideration paid to shareholders in the tender offer.

         Our offer is not subject to financing, but is subject to approval of the offer under the Ohio Control Share Acquisition Law (unless such law is invalid or inapplicable to the Offer) and the inapplicability of the Ohio Business Combination Law.

         We believe that the transaction we are proposing represents a very attractive opportunity for your shareholders. We are also convinced that the combination of our companies will also be of great benefit for our respective employees, suppliers, and customers.

         In light of the attractive terms of our offer, we request that the Company's Board of Directors take appropriate actions so that the Ohio Business Combination Law is rendered inapplicable to our proposed merger. We expect that you will not take any other actions that would adversely affect your shareholders' ability to receive the benefits of our proposed transaction. It is our hope that we can proceed to complete a transaction with a minimum of delay.

         In order to increase the likelihood that our offer can be accepted by your shareholders at the earliest possible date, we have today commenced an action in the United States District Court for the Southern District of Ohio, Eastern Division, challenging certain provisions of the Ohio Control Share Acquisition Law and the Ohio Takeover Act.

         Our proposed price is based upon our review of publicly available information regarding the Company. If you believe that there are values not reflected in your public filings, we ask that such information be made available to us so that we can ensure that our offer reflects those values.

         We and our advisors are ready to meet with you and your advisors to discuss all aspects of our offer, and to answer any questions you or they may have. Our objective is to promptly conclude a transaction that is supported by you and the Company's Board of Directors.

Sincerely,

-----------------
George M. Sherman
President and CEO


                  On March 7, 1996, Purchaser commenced the Offer.


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



                       TERMS AND CONDITIONS OF THE OFFER

         As described above, on March 7, 1996, the Purchaser commenced the Offer at a purchase price of $27 net per Share in cash. As stated in the Offer to Purchase, the purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. Parent currently intends to propose and seek to have the Company consummate, as soon as practicable following consummation of the Offer, the Proposed Merger.

         The Offer is conditioned, among other things, upon the following:

     (1) The Minimum Condition. There must be validly tendered a number of Shares which, when added to the Shares beneficially owned by the Parent, constitutes at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase. Parent beneficially owns 305,000 Shares.

     (2) The Control Share Condition. The Ohio Control Share Acquisition Approval shall have been obtained from the Company's shareholders or the Purchaser shall be satisfied, in its sole discretion, that the Ohio Control Share Acquisition Law is invalid or inapplicable to the Proposed Acquisition.

     (3) The Business Combination Condition. Under the Business Combination Condition, the Purchaser must be satisfied, in its sole discretion, that after consummation of the Offer the restrictions contained in Chapter 1704 of the ORC (the "Ohio Business Combination Law") will not apply to the Proposed Merger.

         The Ohio Business Combination Law provides that if the Purchaser acquires control of 10% or more of the total voting power of the Company in the election of directors (thereby becoming an "interested shareholder"), the Company's may not engage in a "business combination" (defined to include a variety of transactions, including mergers such as the Proposed Merger) with the Purchaser or any affiliate of the Purchaser for three years after the Purchaser becomes an interested shareholder, and the Ohio Business Combination Law imposes significant restrictions on such transactions thereafter. The three-year prohibition would not apply to the Proposed Merger if, among other things, the Company's Board of Directors adopts a resolution approving the Proposed Merger, provided that such resolution is adopted prior to the date that the Purchaser becomes an interested shareholder.

         The Offer is also subject to other terms and conditions which are described in the Offer to Purchase and the Letter of Transmittal, copies of which are available from the Information Agent for the Offer, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, 1-800-628-8532. If you have not already received one, Parent and the Purchaser urge you to obtain a copy of the Offer to Purchase, the Letter of Transmittal and other Offer documents.



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




         With respect to the Control Share Condition, Parent and the Purchaser have delivered to the Company an acquiring person statement pursuant to the Ohio Control Share Acquisition Law and have commenced the solicitation of proxies under a separate proxy statement to obtain the Ohio Control Share Acquisition Approval. In addition, Parent and the Purchaser commenced an action (the "Ohio Litigation") in the Ohio Federal District Court against the Company, the Commissioner of Securities of the Ohio Division of Securities and the Director of Commerce of the Ohio Department of Commerce (the "Defendants"), seeking, among other things, that the Court declare unconstitutional and enjoin application of certain provisions of the Ohio Control Share Acquisition Law (a) to the extent they are sought to be applied to impair the voting rights of certain types of "Interested Shares", as defined in Chapter 1701 of the Revised Code, as such provisions may be applied to the Offer and (b) to the extent they prohibit the purchase or sale of Shares in interstate commerce. In March, 1995, in Luxottica Group S.p.A. v. The United States Shoe Corporation, the United States District Court for the Southern District of Ohio, Eastern Division issued an order declaring invalid the provisions described in (a) above, as they applied to Luxottica's tender offer for shares of United States Shoe Corporation. Parent and the Purchaser believe that such ruling should also be applicable to the Offer.

         With respect to the Business Combination Condition, Parent and the Purchaser requested in the Offer to Purchase that the Company's Board of Directors satisfy the Business Combination Condition by taking appropriate action so that the Ohio Business Combination Law is inapplicable to the acquisition of Shares pursuant to the Offer or the Proposed Merger. To the knowledge of Parent and the Purchaser, the Company's Board of Directors has to date refused to take such action. Parent and the Purchaser expect that the Parent Nominees will, if elected at the Special Meeting, and subject to their fiduciary duties, take such appropriate action as shall result in the satisfaction of the Business Combination Condition.


                      SOLICITATION OF AGENT DESIGNATIONS

         Proxies may be solicited by mail, telephone or telecopier and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of Parent or the Purchaser, none of whom will receive additional compensation for such solicitations. Parent has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Parent will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

         Parent has retained ___________________________________ for solicitation and advisory services in connection with this solicitation. _________ will be paid an aggregate fee of approximately
$_______ for acting as proxy solicitor in connection with this solicitation, and the solicitation of proxies in connection with the Control Share Acquisition Meeting. _________ may also receive additional reasonable and customary compensation for providing additional advisory services in connection with this solicitation and the other proxy solicitations described in this paragraph. Parent has also agreed to reimburse _________ for its reasonable out-of-pocket expenses and to indemnify _________ against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. _________ will solicit proxies from individuals, brokers, bank nominees and other institutional holders.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is acting as Dealer Manager in connection with the Offer and as Parent's exclusive financial advisor with respect to the Proposed Merger. As compensation for such services, Parent has agreed to pay Merrill Lynch a fee of $500,000, $400,000 of which fee is payable upon commencement by Parent or one of its affiliates of a tender offer or exchange offer for securities of the Company. Parent has also agreed to pay Merrill Lynch a fee of up to $2,000,000 (less any fees theretofore paid) contingent upon consummation of an Acquisition Transaction. "Acquisition Transaction" has been defined to include (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of Parent or one of its affiliates, (ii) the acquisition, directly or indirectly, by Parent or one of its affiliates by tender or exchange offer, negotiated purchase or other means of at least 50% of the then outstanding capital stock of the Company, (iii) the acquisition, directly or indirectly, by Parent or one of its affiliates of at least 50% of the assets of, or of any right to all or a substantial portion of the revenues or income of the Company or (iv) the acquisition, directly or indirectly, by Parent or one of its affiliates of control of the Company through a proxy contest or otherwise than through the acquisition of the Company's voting capital stock. In addition, Parent has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including, without limitation, reasonable fees and disbursements of its counsel, incurred in connection with the Offer and the Proposed Merger or otherwise arising out of Merrill Lynch's engagement, and has also agreed to indemnify Merrill Lynch (and certain affiliated persons) against certain liabilities and expenses, including, without limitation, certain liabilities under the federal securities laws. Merrill Lynch may from time to time in the future render various investment banking services to Parent and its affiliates, for which it is expected it would be paid customary fees.

         Merrill Lynch has from time to time rendered, and continues to render, various investment banking and other advisory services to Parent and its affiliates for which it is paid its customary fees. In connection with Merrill Lynch's engagement as financial advisor, Parent anticipates that certain employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are the Company shareholders for the purpose of assisting in the solicitation of proxies for the Special Meeting, as well as for the solicitation of agent designations to call the Other Special Meeting and proxies for the Other Special Meeting. Merrill Lynch will not receive any fee for or in connection with such solicitation activities apart from the fees which it is otherwise entitled to receive as described above.

         The entire expense of soliciting proxies for the Special Meeting is being borne by Parent or a subsidiary of Parent. Neither Parent nor any such subsidiary will seek reimbursement for such expenses from the Company. Costs incidental to these proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $________. Total costs incurred to date in furtherance of or in connection with these proxies are approximately $________.

         If the Purchaser should terminate, or materially amend the terms of, the Offer prior to the Special Meeting, Parent or the Purchaser will disseminate such information regarding such changes to the Company shareholders and, in appropriate circumstances, will provide the Company shareholders with a reasonable opportunity to revoke their proxies prior to the Special Meeting.

                             SHAREHOLDER PROPOSALS

         According to the Company's proxy statement for its 1996 Annual Meeting of Shareholders, any notice of a qualified shareholder submitting a proposal for the 1997 Annual Meeting of Shareholders of the Company must have been in proper form and must have been received by the Company no later than October 1, 1996.

                               OTHER INFORMATION

         Parent is a Delaware corporation which operates a variety of businesses through two business segments: Tools and Components and Process/Environmental Controls. The Tools and Components segment is one of the largest domestic producers and distributors of general purpose mechanics' hand tools and automotive specialty tools. Other products manufactured by these companies include tool boxes and storage devices, diesel engine retarders, wheel service equipment, drill chucks, custom designed headed tools and components, hardware and components for the power generation and transmission industries, high quality precision socket screws, fasteners, and high quality miniature precision parts. The companies in the Process/Environmental segment produce and sell underground storage tank leak detection systems and temperature, level and position sensing devices, power switches and controls, telecommunication line products, power protection products, liquid flow measuring devices and electronic and mechanical counting and controlling devices.

         Approximately 43.4% of the outstanding common stock of the Parent is beneficially owned by Steven M. Rales and Mitchell P. Rales. The aggregate holdings for Steven and Mitchell Rales include shares of Parent common stock owned by Equity Group Holdings L.L.C. ("EGH") and Equity Group Holdings II L.L.C. ("EGH II") of which Steven and Mitchell Rales are the only members, along with other shares of common stock of Parent which are directly owned by such individuals. Steven and Mitchell Rales are directors and executive officers of Parent as well as directors of Purchaser. EGH and EGH II are principally engaged in the business of investing in the common stock of Parent. The offices of Steven M. Rales, Mitchell P. Rales, EGH and EGH II are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

         The Purchaser is a newly incorporated Delaware corporation and a wholly owned subsidiary of Parent which to date has not conducted any business other than in connection with the Offer and the Proposed Merger. The principal executive offices of Parent and the Purchaser are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

         Certain information about the directors and executive officers of Parent and the Purchaser and certain employees and other representatives of Parent who may also assist _________ in soliciting proxies is set forth in the attached Schedule I. Schedule II sets forth certain information relating to Shares owned by Parent, the Purchaser, and other representatives. Schedule III sets forth certain information, as made available in public documents, regarding Shares held by the Company's principal shareholders and its management.

         THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE PURCHASER'S OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL. FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, CALL THE INFORMATION AGENT FOR THE OFFER, D.F. KING & CO., INC., at 1-800-628-8532.

         PLEASE INDICATE YOUR SUPPORT OF THE PURCHASER'S OFFER BY COMPLETING, SIGNING AND DATING THE ENCLOSED GOLD AGENT DESIGNATION AND RETURNING IT PROMPTLY TO DANAHER CORPORATION, C/O _______________________________________
________________________, IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.


                            YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL
                                THE ACCOMPANYING BLUE PROXY CARD PROMPTLY.

                                            Danaher Corporation
                                            WEC Acquisition Corporation

March 8, 1996

                                                                  SCHEDULE I

                           DIRECTORS AND OFFICERS OF
                             PARENT AND PURCHASER

                                    PARENT

         Executive officers of the Parent are:

                                                                                                                 Officer
         Name                               Age               Position                                            Since
Steven M. Rales                             44                Chairman of the Board                                1984

Mitchell P. Rales                           39                Chairman of the Executive                            1984
                                                              Committee

George M. Sherman                           54                Chief Executive Officer,                             1990
                                                              President and Director

Patrick W. Allender                         49                Senior Vice President,                               1987
                                                              Chief Financial Officer
                                                              and Secretary

James H. Ditkoff                            50                Vice President - Finance/Tax                         1991

Dennis D. Claramunt                         50                Vice President and Group                             1994
                                                              Executive

C. Scott Brannan                            37                Vice President Administration                        1987
                                                              and Controller

John P. Watson                              51                Vice President and Group                             1993
                                                              Executive

H. Lawrence Culp, Jr.                       32                Vice President and Group                             1995
                                                              Executive

Gregory T.H. Davies                         48                Vice President and Group                             1995
                                                              Executive


         Steven M. Rales has served as Chairman of the Board since January 1984. He has been a General Partner, since 1979, in Equity Group Holdings, a general partnership located in Washington, D.C. with interests in media operations, publicly traded securities and manufacturing companies.

         Mitchell P. Rales has served as a director of Parent since January 1984, President from March 1987 to January 1990 and Executive Vice President from January 1984 to March 1987. He has been a General Partner of Equity Group Holdings since 1979.

         George M. Sherman has served as President and Chief Executive Officer and a director of Parent since February 1990.

         Patrick W. Allender has served as Chief Financial Officer of Parent since March 1987.

         James H. Ditkoff was appointed Vice President - Finance/Tax in January 1991. He has served in an executive capacity in finance/tax for Parent since September 1988.

         Dennis D. Claramunt was appointed Vice President and Group Executive in 1994. He has served as President of Jacobs Chuck Manufacturing Company for more than the past five years.

         C. Scott Brannan was appointed Vice President - Administration and Controller of Parent in November, 1987.

         John P. Watson was appointed Vice President and Group Executive in 1993. He has served the Parent in an executive capacity since September 1990.

         H. Lawrence Culp, Jr. was appointed Vice President and Group Executive in 1995. He has served the Parent in an executive capacity (including President since 1993) at Veeder-Root Company for more than the past five years.

         Gregory T.H. Davies was appointed Vice President and Group Executive in 1995. He has served as President of Jacobs Vehicle Equipment Company for more than the past five years.

                                   PURCHASER

         Each of the individuals set forth below has been a director or an executive officer since 1996. Further information regarding each such person is set forth above.

         Name                                           Position
Steven M. Rales                                         Director

Mitchell P. Rales                                       Director

George M. Sherman                                       President and Director

Patrick W. Allender                                     Vice President and Treasurer

C. Scott Brannan                                        Vice President and Secretary

James H. Ditkoff                                        Vice President

         The following individuals constitute representatives of the Dealer Manager who may solicit proxies:

William Rifkin                          Managing Director, Merrill Lynch & Co.
  Merrill Lynch & Co.
  World Financial Center
  North Tower
  New York, NY 10281-1330

Paul Stefanick                          Director, Merrill Lynch & Co.
  Merrill Lynch & Co.
  World Financial Center
  North Tower
  New York, NY 10281-1330

Dragoljub Rajkovic                      Associate, Merrill Lynch & Co.
  Merrill Lynch & Co.
  World Financial Center
  North Tower
  New York, NY 10281-1330

                                  SCHEDULE II


                    SHARES HELD BY PARENT AND THE PURCHASER

         Parent beneficially owns 305,000 Shares of the Company.

         In the ordinary course of its business, Merrill Lynch may trade the securities of the Company for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of March 6, 1996, Merrill Lynch held a net long position of less than 1/2 of 1% of the Shares.

                                 SCHEDULE III

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY
                 AND SHAREHOLDINGS OF THE COMPANY'S MANAGEMENT

         Set forth below is information regarding Shares owned by (i) those persons owning more than 5% of the outstanding Shares and (ii) directors and executive officers of the Company as a group. Such information is derived from the Company's proxy statement for its 1996 Annual Meeting of Shareholders and from a Schedule 13G filed by the State of Wisconsin Investment Board in February 1996.

                                          NUMBER OF
                                            SHARES
          NAME AND ADDRESS OF            BENEFICIALLY    PERCENT
           BENEFICIAL OWNER                 OWNED       OF CLASS
-------------------------------------  --------------  ---------
Series A Convertible Preferred Shares
 Marylou P. Hillyer(1)
 74 Stewart Road,
 Short Hills, New Jersey 07078              161,374         100%

Common Shares
 State of Wisconsin Investment Board
 P.O. Box 7842
 Madison, Wisconsin 53703                  596,800         9.45%

------------
 (1) Marylou P. Hillyer, as Executrix under the Will of Curtis Hillyer, had sole voting and investment power with respect to all of the Company's Series A Convertible Preferred Shares, which are convertible into a total of 161,374 Common Shares, or 2.46% of the Common Shares outstanding following conversion.

                                       NUMBER OF
                                     COMMON SHARES
      DIRECTOR, NOMINEE, NAMED        BENEFICIALLY    PERCENT
    EXECUTIVE OFFICER, OR GROUP          OWNED       OF CLASS
----------------------------------  --------------  ---------
Theodore M. Alfred ................       8,450        0.13%
Stephen M. DuBrul, Jr. ............       4,000        0.06%
Hugh B. Jacks .....................       2,754        0.04%
Gerald C. McDonough ...............       3,881        0.06%
Donald R. Melville ................       3,500        0.05%
Terry S. Parker ...................           0        0.00%
Paul J. Powers ....................       2,590        0.04%
David L. Swift (1) ................     233,933        3.65%
Robert M. Taylor ..................       4,170        0.07%
Karl E. Ware ......................       4,680        0.07%
Earl J. Bellisario (2) ............      32,561        0.51%
Mark H. Hoffman ...................           0        0.00%
Jon Slaybaugh(3) ..................       7,114        0.11%
James E. Helton(4) ................       5,644        0.09%
19 present directors and executive
 officers including those listed
 above(5) .........................     351,341        5.48%

------------
   (1) Includes 208,500 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (2) Includes 24,250 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (3) Includes 5,500 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (4) Includes 5,580 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (5) Includes 286,800 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.

         Except as otherwise noted, the information concerning the Company in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Neither the Purchaser nor Parent takes any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company or any other third party to disclose events that may have occurred and may affect the significance or accuracy of any such information but which are unknown to the Purchaser and Parent.

                                   IMPORTANT

         Your support is important. No matter how many Shares you own, please give Parent your Agent Designation by:

         SIGNING the enclosed GOLD Agent Designation card,

         DATING the enclosed GOLD Agent Designation card, and

         MAILING the enclosed GOLD Agent Designation card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If you have any questions, would like a copy of the Offer to Purchase and the Letter of Transmittal or require any additional information concerning the Offer, please contact the Information Agent for the Offer, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, 1-800-628-8532. If you have any questions or require any additional information concerning this Statement, please contact _____________________ at the address set forth below. If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card.

      THIS AGENT DESIGNATION IS SOLICITED BY DANAHER CORPORATION AND WEC ACQUISITION CORPORATION FOR THE APPOINTMENT OF DESIGNATED AGENTS TO CALL A SPECIAL MEETING OF SHAREHOLDERS OF ACME-CLEVELAND CORPORATION.


         Each of the undersigned hereby constitutes and appoints ___________, __________ and _________, and each of them, with full power of substitution, the proxies and agents of each of the undersigned (said proxies and agents, together with each substitute appointed by any of them, if any, collectively, the "Designated Agents") in respect of all Common Shares, par value $1 per share, and Series A Convertible Preferred Shares, without par value (collectively, the "Shares") of Acme-Cleveland Corporation (the "Company") owned by the undersigned to do any or all of the following, to which each of the undersigned hereby consents:

1. To take all such action as shall be necessary or appropriate to call (BUT NOT TO VOTE AT) a special meeting of the shareholders of the Company (the "Special Meeting") for the following purposes:

         A. To consider and vote upon a proposal to remove all of the incumbent Directors of the Company.

         B. To amend the Regulations of the Company to reduce the size of the Board of Directors from ten to three members.

         C. To elect three new directors to fill the vacancies resulting from such removal and reduction of the size of the Board.

         D. To consider and vote upon a proposal to amend the Regulations of the Company, to provide that Section 1701.831 ("the Ohio Control Share Acquisition Law") of the Ohio Revised Code (the "ORC") does not apply to "control share acquisitions" (as defined in division (Z)(1) of Section 1701.01 of the ORC) of Common Shares or Preferred Shares of the Company, unless either
(i) the shareholders of the Company have authorized, in accordance with the Ohio Control Share Acquisition Law, the acquisition (the "Proposed Acquisition") of Shares of the Company by WEC Acquisition Corporation (the "Purchaser") as described in the Purchaser's Offer to Purchase dated March 7, 1996, as amended from time to time or (ii) the Purchaser is otherwise satisfied, in its sole discretion, that the Ohio Control Share Acquisition Law is invalid or inapplicable to the Proposed Acquisition.

         E. To consider and vote upon any other matter that properly comes before the Special Meeting.

2. To request, in a writing delivered either in person or by registered mail to the President or the Secretary of the Company, that such officer forthwith cause to be given, to the Company's shareholders entitled thereto, notice of the Special Meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix; and if such notice is not given within fifteen days after the delivery or mailing of such request, to fix the time of the Special Meeting and to give notice thereof as provided in division (A) of
Section 1701.41 of the ORC, or to cause such notice to be given by any designated representative.

3. To request that the Board of Directors of the Company fix a record date for the determination of the shareholders of the Company, who are entitled to receive notice of and to vote at the Special Meeting, within such period as the Designated Agents may request and, if the Board of Directors of the Company fails or refuses to fix such record date within such time, to fix a record date for such purpose, subject to the limitations set forth in division
(A) of Section 1701.45 of the ORC.

4. If the Designated Agents duly fix the record date for the Special Meeting, then also, if such Designated Agents determine that it is necessary to do so, to fix another record date for any adjournment of the Special Meeting, subject to the limitations set forth in division (A) of Section 1701.45 of the ORC, and to the extent and in the manner provided by the ORC, to give notice thereof and of the date to which the Special Meeting shall have been adjourned to the Company's shareholders of record as of said new record date in accordance with the same requirements as those applying to a meeting newly called.

5. To exercise any and all of the other rights of each of the undersigned incidental to (i) calling the Special Meeting, (ii) causing notice of the Special Meeting and any adjournment thereof to be given to the Company's shareholders, (iii) causing a record date to be fixed for the determination of the Company's shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof, and (iv) causing the purposes of the authority expressly granted hereinabove to the Designated Agents to be carried into effect; provided, however, that NOTHING CONTAINED IN THIS INSTRUMENT SHALL BE CONSTRUED TO GRANT TO THE DESIGNATED AGENTS THE RIGHT, POWER OR AUTHORITY TO VOTE ANY SHARES OWNED BY THE UNDERSIGNED AT THE SPECIAL MEETING.

                                       Dated: ______________________, 1996

                                       -------------------------------------
                                                    (Signature)
                                       -------------------------------------
                                       (Signature, if jointly held)
                                        Title: _____________________________
                                               Please sign exactly as name
                                               appears hereon. When shares
                                               are held by joint tenants,
                                               both should sign. When
                                               signing as an attorney,
                                               executor,administrator,
                                               trustee or guardian, give
                                               full title as such. If a
                                               corporation,sign in full
                                               corporate name by President or
                                               other authorized officer. If a
                                               partnership, sign in
                                               partnership name by authorized
                                               person.


PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.